As filed with the Securities and Exchange Commission on June 18, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE PROGRESSIVE CORPORATION
(Exact name of registrant as specified in its charter)

OHIO (State or other jurisdiction of incorporation or organization)	34-0963169 (I.R.S. Employer Identification No.)

6300 Wilson Mills Road
Mayfield Village, Ohio 44143
(440) 461-5000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Charles E. Jarrett, Secretary
The Progressive Corporation
6300 Wilson Mills Road
Mayfield Village, Ohio 44143
(440) 395-3696
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

R. Steven Kestner Baker & Hostetler LLP 3200 National City Center Cleveland, Ohio 44114	Mark J. Welshimer Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	Per Unit	Offering Price	Fee
Senior Debt Securities	(1)	(1)	(1)	(1)
Junior Subordinated Debt Securities	(1)	(1)	(1)	(1)

(1)	An indeterminate aggregate initial offering price, amount and number of debt securities is being registered as may from time to time be issued at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the Registrant is deferring payment of all of the registration fee.

PROSPECTUS
The Progressive Corporation

Senior Debt Securities
Junior Subordinated Debt Securities

By this prospectus, we may offer from time to time our notes, debentures or other evidences of unsecured, senior indebtedness (the “senior debt securities”) or unsecured, junior subordinated indebtedness (the “junior subordinated debt securities”), as further described in this prospectus. We sometimes refer to the debt securities and the junior subordinated debt securities together in this prospectus as the “debt securities” or the “securities.”

We may offer debt securities in one or more series. This prospectus describes some of the general terms that may apply to those securities and the general way in which they may be offered. We will specify the terms applicable to each series of senior debt securities or junior subordinated debt securities, as applicable, and the manner in which they will be offered, in a supplement to this prospectus (a “prospectus supplement”). We may not use this prospectus to sell senior debt securities or junior subordinated debt securities unless this prospectus is accompanied by a prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Unless stated otherwise in this prospectus or the applicable prospectus supplement, the securities will not be listed on any securities exchange.

Our principal executive office is located at 6300 Wilson Mills Road, Mayfield Village, Ohio 44143, and our telephone number is (440) 461-5000.

Investing in our debt securities involves risks. See “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 18, 2007.

Page

ABOUT THIS PROSPECTUS	1
RISK FACTORS	2
FORWARD-LOOKING STATEMENTS	2
THE PROGRESSIVE CORPORATION	3
WHERE YOU CAN FIND MORE INFORMATION	4
RATIO OF EARNINGS TO FIXED CHARGES	5
USE OF PROCEEDS	5
DESCRIPTION OF SENIOR DEBT SECURITIES AND JUNIOR SUBORDINATED DEBT SECURITIES	6
PLAN OF DISTRIBUTION	8
LEGAL MATTERS	10
EXPERTS	10
EX-4.5
EX-4.6
EX-4.8
EX-5
EX-12
EX-23.1
EX-24.1
EX-24.2
EX-25.1
EX-25.2

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”). Under the registration statement, we may offer from time to time the senior debt securities or the junior subordinated debt securities described in this prospectus. This prospectus provides you with a general description of the debt securities that we may offer. Our discussions of those securities and certain related documents are summaries only and are not necessarily complete. Each time we sell senior debt securities or junior subordinated debt securities, we will provide a prospectus supplement that will contain specific information about the terms of the debt securities being offered. The prospectus supplement may add, update or change information contained in this prospectus.

This prospectus includes certain documents and information that are incorporated by reference below, and it omits some of the information contained in the registration statement and the exhibits thereto. Before you invest, you should read this prospectus, any prospectus supplement and the documents and other information that are incorporated by reference into this prospectus, together with the registration statement and the documents that are attached to the registration statement as exhibits. The documents and other information that are incorporated by reference herein, as well as information about how to obtain copies of the registration statement and related documentation from us, can be found below under “Where You Can Find More Information.”

When we use the terms “Progressive”, the “company”, “we”, “us” or “our” in this prospectus, we mean The Progressive Corporation, and not any of its subsidiaries or mutual company affiliate, unless we state or the context implies otherwise. The terms “subsidiaries” in this prospectus includes both our subsidiaries and our mutual company affiliate, unless we state or the context implies otherwise.

No person has been authorized to give any information or to make any representations not contained or incorporated by reference into this prospectus in connection with any offering made hereby, and if given or made, such information or representations must not be relied upon. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any debt securities other than the registered securities to which it relates. This prospectus also does not constitute an offer to sell or a solicitation of an offer to buy any debt securities in any jurisdiction in which such offer or solicitation may not be legally made. The delivery of this prospectus at any time does not imply that the information in this prospectus is correct as of any time after the date hereof.

RISK FACTORS

Investing in our senior debt securities or our junior subordinated debt securities involves risks. You should carefully consider the risks described in any prospectus supplement that we provide and in our filings with the SEC referred to below in “Where You Can Find More Information,” including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2006, which includes a “Risk Factors” discussion at Item 1A, beginning on page 11 thereof. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks.

FORWARD-LOOKING STATEMENTS

Under the Private Securities Litigation Reform Act of 1995, statements in this prospectus and the documents incorporated by reference that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. These risks and uncertainties include, without limitation:

•	uncertainties related to estimates, assumptions and projections generally;

•	inflation and changes in economic conditions (including changes in interest rates and financial markets);

•	the accuracy and adequacy of our pricing and loss reserving methodologies;

•	the competitiveness of our pricing and the effectiveness of our initiatives to retain more customers;

•	initiatives by competitors and the effectiveness of our response;

•	our ability to obtain regulatory approval for requested rate changes and the timing thereof;

•	the effectiveness of our brand strategy and advertising campaigns relative to those of competitors;

•	legislative and regulatory developments;

•	disputes relating to intellectual property rights;

•	the outcome of litigation pending or that may be filed against us;

•	weather conditions (including the severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions);

•	changes in driving patterns and loss trends;

•	acts of war and terrorist activities;

•	our ability to maintain the uninterrupted operation of our facilities, systems (including information technology systems) and business functions;

•	court decisions and trends in litigation and health care and auto repair costs; and

•	other matters described from time to time in our releases and publications, and in our periodic reports and other documents filed with the SEC.

In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for one or more contingencies. Reported results, therefore, may appear to be volatile in certain accounting periods.

THE PROGRESSIVE CORPORATION

In this section only, when we use the terms “Progressive”, the “company”, “we”, “us” or “our”, we mean The Progressive Corporation and its subsidiaries, on a consolidated basis, unless we state or the context implies otherwise.

The Progressive insurance organization began business in 1937. The Progressive Corporation, an insurance holding company formed in 1965, currently has 67 subsidiaries and one mutual insurance company affiliate (collectively, the “subsidiaries”). Our insurance subsidiaries provide personal and commercial automobile insurance and other specialty property-casualty insurance and related services throughout the United States. We maintain geographic diversity in our insurance underwriting business, writing personal auto policies in 49 states and the District of Columbia and commercial auto policies in 49 states.

Our subsidiaries’ property-casualty insurance products protect our customers against collision and physical damage to their motor vehicles, uninsured and underinsured bodily injury, and liability to others for personal injury or property damage arising out of the use of those vehicles. Our non-insurance subsidiaries generally support our insurance and investment operations. Our business operations include the following:

•	Our Personal Lines Business includes private passenger automobile insurance and specialty products, such as insurance for motorcycles, recreational vehicles, mobile homes, watercraft and snowmobiles. The Personal Lines business either is generated by independent agents and brokers or is written directly by us over the Internet or by phone.

•	The Commercial Auto Business writes primary liability and physical damage insurance for automobiles and trucks owned by small businesses and is primarily distributed through the independent agency channel. This business operates in the specialty truck and light and local commercial auto markets.

•	Other indemnity businesses include providing professional liability insurance to community banks, principally directors and officers liability insurance, and managing our run-off businesses.

•	Our service businesses include providing insurance-related services, primarily policy issuance and claims adjusting services in 25 states for Commercial Auto Insurance Procedures/Plans (CAIP), which are state-supervised plans serving the involuntary markets.

•	We manage insurance claims through approximately 475 claims offices located throughout the United States. In addition, we have in operation 54 service centers, in 41 metropolitan areas across the country, that provide concierge-level claims service, which are designed to provide end-to-end resolution for physical damage losses.

•	Our investment group employs what management believes is a conservative approach to investment and capital management intended to ensure that we have sufficient capital to support all of the insurance premiums that we can profitably write. Our portfolio is invested primarily in short-term and intermediate-term, investment-grade fixed-income securities.

Progressive’s insurance businesses operate in a highly regulated environment. Our insurance subsidiaries are subject to regulation and supervision by state insurance departments in all 50 states and the District of Columbia, each of which has a unique and complex set of laws and regulations. State insurance departments have broad administrative power relating to licensing insurers, agents and adjusters, regulating premium changes and policy forms, establishing reserve requirements, prescribing statutory accounting methods and the form and content of statutory financial reports, and regulating the type and amount of investments permitted. In addition, insurance statutes or regulations in many states limit the extent to which insurance companies may pay dividends and transfer assets to their affiliates (including a parent company) and either prohibit, or require prior regulatory approval for, the payment of dividends and other distributions in excess of such limits. As a holding company with no business operations of its own, The Progressive Corporation relies on dividends from our subsidiaries as the principal source of funding to meet our financial obligations, including obligations to make payments on any senior debt securities or junior subordinated debt securities issued under this prospectus and the holding company’s other indebtedness.

Additional information about The Progressive Corporation and its subsidiaries can be found in our documents filed with the SEC, which are incorporated herein by reference, as provided below in “Where You Can Find More Information.” Our Web site is www. progressive.com. Information on our Web site does not constitute part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy our reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

We also file documents electronically with the SEC.  The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of this Web site is http://www.sec.gov.

Our Common Shares are traded on the New York Stock Exchange under the symbol “PGR”. You may inspect the reports, proxy statements and other information concerning us at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

The SEC allows us to incorporate by reference information in other documents that we have filed with the SEC. This permits us to disclose information to you by referencing these filed documents. Information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede such information. Information furnished under the applicable items in our Current Reports on Form 8-K is not incorporated by reference, unless specifically stated in a prospectus supplement. We incorporate the following filed documents by reference:

•	Our Annual Report on Form 10-K for the year ended December 31, 2006 (filed on February 28, 2007).

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 (filed on May 3, 2007).

•	Our Current Reports on Form 8-K (filed on: February 8, 2007; March 6, 2007; March 26, 2007; and April 20, 2007).

•	Our future filings under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 which are made with the SEC prior to the termination of this offering, as of the date of the filing of each such document.

We will furnish without charge to each person (including any beneficial owner) to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (including any exhibits that are specifically incorporated by reference into the requested document). Requests for such documents should be directed to: Jeffrey W. Basch, Chief Accounting Officer, The Progressive Corporation, 6300 Wilson Mills Road, Mayfield Village, Ohio 44143, or call: (440) 446-2851.

RATIO OF EARNINGS TO FIXED CHARGES

The following table represents the ratio of earnings to fixed charges of Progressive and its subsidiaries on a consolidated basis for the periods shown:

	Three Months Ended
	March 31,		Year Ended December 31,
	2007	2006	2006	2005	2004	2003	2002

Ratio of Earnings to Fixed Charges	22.0x	25.5x	24.7x	21.3x	27.1x	18.8x	13.2x

Earnings consist of income before income taxes, less capitalized interest, plus fixed charges and the amortization of capitalized interest. Fixed charges consist of interest and amortization on indebtedness, and the portion of rents representative of the interest factor.

USE OF PROCEEDS

Except as may be otherwise provided in an applicable prospectus supplement, we will use the net proceeds of the sale of debt securities for general corporate purposes.

DESCRIPTION OF SENIOR DEBT SECURITIES AND
JUNIOR SUBORDINATED DEBT SECURITIES

Debt Securities and Indentures

We may offer senior debt securities or junior subordinated debt securities from time to time under this prospectus. We will set forth a description of the debt securities that may be offered under this prospectus in a prospectus supplement or other offering material.

We will issue debt securities under one or more indentures, each dated as of a date on or before the issuance of the debt securities to which it relates. Each indenture will be entered into between us and a trustee chosen by us and qualified to act as a trustee under the Trust Indenture Act of 1939. The statements and descriptions in this prospectus, in any prospectus supplement or in any other offering material regarding provisions of an indenture or securities being offered are summaries only and do not purport to be complete. Such statements and descriptions are subject to, and are qualified in their entirety by reference to all of the provisions of the applicable indenture (and any amendments or supplements we may enter into from time to time which are permitted under such indenture) and all of the provisions of the applicable senior debt securities or junior subordinated debt securities.

Unless we specify otherwise in the applicable prospectus supplement, senior debt securities will be offered under the senior indenture that is filed as Exhibit 4.1 to the registration statement (including amendments to such registration statement) of which this prospectus is a part, subject to any amendments or supplements to such indenture as we may adopt from time to time, and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company) will act as trustee. See “Where You Can Find More Information” for information on how to obtain copies of that indenture.

Junior subordinated debt securities will be offered under a junior subordinated indenture to be entered into prior to offering such junior subordinated debt securities between us and The Bank of New York Trust Company, N.A., and any amendments or supplements to that indenture. Important terms from the junior subordinated indenture will be included in the applicable prospectus supplement for that offering. See “Where You Can Find More Information” for information on how to obtain copies of that indenture when it is entered into.

The trustee under each indenture performs various roles. Among the trustee’s more significant roles, the trustee can enforce your rights against us if we default under certain circumstances. There are some limitations on the extent to which the trustee acts on your behalf, which will be described in the relevant prospectus supplement.

In addition, the trustee may act in the capacities of paying agent and securities registrar, performing administrative duties for us, such as sending you interest payments, transferring your securities to a new buyer if you sell, and sending you notices, as described below.

Both indentures, and all securities, will be governed by New York law.

Because this section is a summary, it does not describe every aspect of the securities or the indentures. This summary is subject to and qualified in its entirety by reference to all the provisions of the relevant security and indenture, including definitions of certain terms used in the applicable indenture. This summary also is subject to and qualified by reference to the description of the particular terms of your series described in the relevant prospectus supplement.

Global Securities

A global security is a special type of indirectly held security. If we choose to issue securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the “depositary.” Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement will indicate whether your series of securities will be issued only in the form of global securities.

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead deal only with the depositary that holds the global security. As a result, the investor cannot have securities registered in his or her own name or receive physical certificates for his or her interest in the securities, and certain other limitations may apply. The depositary’s policies will govern payments, transfers, exchange and other matters relating to the investor’s interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way.

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing securities. After that exchange, the choice of whether to hold securities directly or in “Street Name” will be up to the investor, who must consult his or her own bank or broker to find out how to have his or her interests in securities transferred to the investor’s own name, so that he or she will be a direct holder. The special situations for termination of a global security are:

•	When the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary, and no other financial institution is designated by us to succeed it as the depositary.

•	When an event of default on the securities has occurred and has not been cured. Defaults will be discussed in the relevant prospectus supplement.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the relevant prospectus supplement. When a global security terminates, the depositary (and not we or the trustee) is responsible for deciding the names of the institutions that will be the initial direct holders.

In the remainder of this description, “you” means direct holders of the securities and not “Street Name” or other indirect holders of securities.

Form, Exchange and Transfer

The securities will be issued either in registered form or in unregistered form with interest coupons, if applicable.

You may have your securities broken into more securities of smaller denominations or combined into fewer securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange.” You may exchange or transfer securities at the office of the trustee. The trustee acts as our agent for registering securities in the names of holders and registering the transfer of securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders and registering transfers is called the “security registrar.”

You will not be required to pay a service charge to transfer or exchange securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If we have designated additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent at any time. We may also approve a change in the office through which any transfer agent acts.

Payment and Paying Agents

We will pay interest to you if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is known as the “record date” and will be identified in the relevant prospectus supplement. Holders buying and selling securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the relevant record date.

We will pay interest, principal and any other money due on the securities at the corporate trust office of the relevant trustee. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

We also may arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called “paying agents.” We may also choose to act as our own paying agent.

Notices

We and the particular trustee will send notices regarding the securities only to direct holders, using their addresses as listed in the trustee’s records.

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else.

PLAN OF DISTRIBUTION

We may sell the senior debt securities and junior subordinated debt securities being offered under this prospectus through agents, underwriters, or dealers, or we may sell debt securities directly to one or more purchasers, or through a combination of any such methods of sale. The prospectus supplement for a particular offering of securities will set forth the terms of the offering of such securities, including the name or names of the specific agents, dealers or underwriters (including managing underwriters, if any), the purchase price and the proceeds to us from such sales, any underwriting discounts, agency fees or commissions and other items constituting compensation to the underwriters, agents or dealers, the initial public offering price, any discounts or concessions to be allowed or reallowed or paid to dealers, the securities exchange, if any, on which such securities may be listed, and the place and time of delivery of the securities offered.

Securities may be offered and sold through agents that we may designate from time to time. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933 (the “Securities Act”), of any senior debt securities or junior subordinated debt securities so offered and sold. Agents may be entitled under agreements which may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If we use an underwriter or underwriters in the sale of any debt securities, we will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached. Such underwriter or underwriters will acquire the securities for their own account and may resell such securities from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by us against certain liabilities, including liabilities under the Securities Act. If any underwriter or underwriters are utilized in the sale of any debt securities, unless otherwise set forth in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters with respect to a sale of such securities will be obligated to purchase all such securities if any are purchased.

If a dealer is utilized in the sale of any senior debt securities or junior subordinated debt securities under this prospectus, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the debt securities so offered and sold. Dealers may be entitled, under agreements which may be entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. The name of any such dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

If the applicable prospectus supplement indicates, we will authorize underwriters or our other agents to solicit offers by certain institutions to purchase debt securities from us pursuant to contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

The institutional purchaser’s obligations under the contract are subject to the condition that the purchase of the debt securities at the time of delivery is allowed by the laws that govern the purchaser. The underwriters and other agents will not be responsible for the validity or performance of the contracts.

Offers to purchase senior debt securities or junior subordinated debt securities may be solicited directly by us, and sales of such securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale thereof. The terms of any such sales will be described in the applicable prospectus supplement.

The place and time of delivery of the applicable debt securities will be set forth in an accompanying prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in a prospectus supplement relating to the debt securities, certain legal matters in connection with the securities will be passed upon for Progressive by Baker & Hostetler LLP, Cleveland, Ohio.

EXPERTS

The consolidated financial statements and financial statement schedules of The Progressive Corporation and subsidiaries as of December 31, 2006 and 2005, and for each of the three years in the period ended December 31, 2006, and management’s report on the effectiveness of internal control over financial reporting, all incorporated by reference in the registration statement of which this prospectus forms a part, have been incorporated herein in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

All fees and expenses are estimated:

Registration Fee — Securities and Exchange Commission	$	*
Trustee’s Fees and Expenses		20,000
Accounting Fees and Expenses		50,000
Legal Fees and Expenses		250,000
Blue Sky Fees and Expenses (including related fees and expenses of counsel)		10,000
Printing Expenses		10,000
Rating Agency Fees		1,000,000
Miscellaneous Expenses		5,000

Total	$

*	Deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended.

Item 15.	Indemnification of Directors and Officers.

Article VI of the Code of Regulations of Progressive provides for indemnification of any director, officer or employee in certain instances, as permitted under Section 1701.13(E) of the Ohio Revised Code, against expenses, judgments, decrees, fines, penalties or amounts paid in settlement in connection with the defense of any action, suit or proceeding, criminal or civil, to which he or she was, is or may be a party by reason of his or her status as such director, officer or employee.

A director, officer or employee is entitled to indemnification if he or she is successful on the merits or otherwise in the defense of any such action, suit or proceeding or if a determination is made pursuant to Article VI of the Code of Regulations (1) by the directors of Progressive acting at a meeting at which a quorum consisting of directors who neither were nor are parties to or threatened with any such action, suit or proceeding is present or (2) by our shareholders at a meeting held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of Progressive on such proposal or without a meeting by the written consent of the holders of shares entitling them to exercise two-thirds of such voting power on such proposal, that such director, officer or employee (a) was not, and has not been adjudicated to have been, negligent or guilty of misconduct in the performance of his or her duty to us, (b) acted in good faith and in a manner he or she reasonably believed to be in the best interest of Progressive and (c) in any matter which is the subject of a criminal action, suit or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

The expenses of each director, officer or employee incurred in defending any such action, suit or proceeding, whether threatened or actual, may be paid by us as they are incurred in advance of the final disposition of such action, suit or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by the director, officer or employee to repay such expenses unless it shall ultimately be determined that he or she is entitled to be indemnified by us.

Additionally, Section 1701.13(E)(5)(a) of the Ohio Revised Code provides that, unless prohibited by specific reference in a corporation’s articles of incorporation or code of regulations (which prohibition is not contained in our Articles of Incorporation or Code of Regulations), a corporation shall pay a director’s expenses, including attorneys’ fees, as such expenses are incurred, in defending an action, suit or proceeding brought against a director in such capacity, whether such action, suit or proceeding is brought by a third party or by or in the right of the corporation, provided the director delivers to the corporation an undertaking to (a) repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his or her action or failure to act was undertaken with deliberate intent to injure the corporation or with reckless disregard for the best interests of the corporation and (b) reasonably cooperate with the corporation in such action, suit or proceeding.

Section 1701.13(E)(7) of the Ohio Revised Code provides that a corporation may purchase insurance or furnish similar protection for any director, officer or employee against any liability asserted against him or her in any such capacity, whether or not the corporation would have power to indemnify him or her under Ohio law. Such insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

We maintain directors and officers liability insurance in the aggregate amount of $25,000,000 under policies issued by unaffiliated insurance companies. The risks covered by such policies include certain liabilities under the securities laws.

See the proposed form of Underwriting Agreement to be filed as an amendment or as an exhibit to a document incorporated by reference into this registration statement for certain provisions relating to indemnification of us and our directors and officers.

Item 16.	Exhibits.

Exhibit
Number	Description

1	Proposed Form of Underwriting Agreement*
4.1	Indenture between the Registrant and The First National Bank of Boston, Trustee, dated as of September 15, 1993 (the “Senior Indenture”); incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement No. 333-48935 (filed with the SEC on March 31, 1998)
4.2	First Supplemental Indenture dated March 15, 1996, between the Registrant and State Street Bank and Trust Company, evidencing the designation of State Street Bank and Trust Company as successor Trustee under the Senior Indenture; incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement No. 333-01745 (filed with the SEC on March 15, 1996)
4.3	Second Supplemental Indenture dated February 26, 1999, between the Registrant and State Street Bank and Trust Company; incorporated by reference to Exhibit 4.3 of the Company’s Registration Statement No. 333-100674 (filed with the SEC on October 22, 2002)
4.4	Third Supplemental Indenture dated December 7, 2001, between the Registrant and State Street Bank and Trust Company; incorporated by reference to Exhibit 4.4 of the Company’s Registration Statement No. 333-100674 (filed with the SEC on October 22, 2002)
4.5	Fourth Supplemental Indenture dated November 21, 2002, between the Registrant and State Street Bank and Trust Company**
4.6	Fifth Supplemental Indenture dated June 13, 2007, between the Registrant and U.S. Bank National Association, evidencing the designation of U.S. Bank National Association as successor Trustee under the Senior Indenture**
4.7	Form of Senior Debt Security; incorporated by reference to Exhibit 4.5 of the Company’s Registration Statement No. 333-100674 (filed with the SEC on October 22, 2002)
4.8	Form of Junior Subordinated Indenture**
4.9	Form of Junior Subordinated Debt Security*
5	Opinion of Baker & Hostetler LLP regarding the legality of the debt securities being registered**
8	Opinion of Baker & Hostetler LLP regarding certain tax matters*
12	Computation of Ratio of Earnings to Fixed Charges**
23.1	Consent of PricewaterhouseCoopers LLP**
23.2	Consent of Baker & Hostetler LLP (included in Exhibit 5** and 8*)

Exhibit
Number	Description

24.1	Power of Attorney**
24.2	Certified resolution of Board of Directors authorizing the signing on behalf of Progressive pursuant to a power of attorney**
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association**
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Trust Company, N.A.**

*	To be filed by amendment or as an exhibit to a document incorporated by reference into the registration statement.

**	Filed herewith.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(B)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(C)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A), (B) and (C) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)  that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)  to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)  that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)  that, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A)  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(B)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(C)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(D)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mayfield Village, State of Ohio, on June 18, 2007.

THE PROGRESSIVE CORPORATION

By:	/s/ Charles E. Jarrett
Charles E. Jarrett, Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacity(ies) indicated on June 18, 2007.

Signature	Title

/s/ Glenn M. Renwick Glenn M. Renwick	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Brian C. Domeck Brian C. Domeck	Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Jeffrey W. Basch Jeffrey W. Basch	Vice President and Chief Accounting Officer (Principal Accounting Officer)
* Peter B. Lewis	Chairman and Director
* Charles A. Davis	Director
* Stephen R. Hardis	Director
* Bernadine P. Healy, M.D.	Director
* Jeffrey D. Kelly	Director
* Abby F. Kohnstamm	Director
* Phillip A. Laskawy	Director
* Norman S. Matthews	Director
* Patrick H. Nettles, Ph.D.	Director
* Donald B. Shackelford	Director
* Bradley T. Sheares, Ph.D.	Director

*	Charles E. Jarrett, by signing his name hereto, does sign this Registration Statement on behalf of the persons indicated above pursuant to powers of attorney duly executed by such persons filed as an Exhibit to the Registration Statement.

By:	/s/ Charles E. Jarrett
Charles E. Jarrett, Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description

1	Proposed Form of Underwriting Agreement*
4.1	Indenture between the Registrant and The First National Bank of Boston, Trustee, dated as of September 15, 1993 (the “Senior Indenture”); incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement No. 333-48935 (filed with the SEC on March 31, 1998)
4.2	First Supplemental Indenture dated March 15, 1996, between the Registrant and State Street Bank and Trust Company, evidencing the designation of State Street Bank and Trust Company as successor Trustee under the Senior Indenture; incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement No. 333-01745 (filed with the SEC on March 15, 1996)
4.3	Second Supplemental Indenture dated February 26, 1999, between the Registrant and State Street Bank and Trust Company; incorporated by reference to Exhibit 4.3 of the Company’s Registration Statement No. 333-100674 (filed with the SEC on October 22, 2002)
4.4	Third Supplemental Indenture dated December 7, 2001, between the Registrant and State Street Bank and Trust Company; incorporated by reference to Exhibit 4.4 of the Company’s Registration Statement No. 333-100674 (filed with the SEC on October 22, 2002)
4.5	Fourth Supplemental Indenture dated November 21, 2002, between the Registrant and State Street Bank and Trust Company**
4.6	Fifth Supplemental Indenture dated June 13, 2007, between the Registrant and U.S. Bank National Association, evidencing the designation of U.S. Bank National Association as successor Trustee under the Senior Indenture**
4.7	Form of Senior Debt Security; incorporated by reference to Exhibit 4.5 of the Company’s Registration Statement No. 333-100674 (filed with the SEC on October 22, 2002)
4.8	Form of Junior Subordinated Indenture**
4.9	Form of Junior Subordinated Debt Security*
5	Opinion of Baker & Hostetler LLP regarding the legality of the debt securities being registered**
8	Opinion of Baker & Hostetler LLP regarding certain tax matters*
12	Computation of Ratio of Earnings to Fixed Charges**
23.1	Consent of PricewaterhouseCoopers LLP**
23.2	Consent of Baker & Hostetler LLP (included in Exhibit 5** and 8*)
24.1	Power of Attorney**
24.2	Certified resolution of Board of Directors authorizing the signing on behalf of Progressive pursuant to a power of attorney**
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association**
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Trust Company, N.A.**

*	To be filed by amendment or as an exhibit to a document incorporated by reference into the registration statement.

**	Filed herewith.